                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                        SATCON TECHNOLOGY CORPORATION
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                        SATCON TECHNOLOGY CORPORATION
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                         SATCON TECHNOLOGY CORPORATION
                               161 FIRST STREET
                        CAMBRIDGE, MASSACHUSETTS 02142

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of SATCON TECHNOLOGY CORPORATION (the "Corporation"), a Delaware corporation, will be held on Wednesday, March 11, 1998 at 9:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, to consider and act upon the following matters:

  1.  To elect two (2) Class I Directors for the ensuing three years;

  2. To ratify the selection of Coopers & Lybrand L.L.P. as independent auditors for the Corporation for the fiscal year ending September 30, 1998; and

  3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on February 10, 1998, as the record date for the determination of Stockholders entitled to receive notice of and vote at the Annual Meeting and any adjournment thereof. The stock transfer books of the Corporation will remain open for the purchase and sale of the Corporation's common stock.

  We hope that all Stockholders will be able to attend the Annual Meeting in person. In order to ensure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope, addressed to Boston EquiServe, the Corporation's transfer agent and registrar, has been enclosed for your convenience. If you attend the Annual Meeting, your Proxy will, upon your written request, be returned to you and you may vote your shares in person.

  All Stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          MICHAEL C. TURMELLE
                                          Secretary

Cambridge, Massachusetts
February 11, 1998

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                         SATCON TECHNOLOGY CORPORATION
                               161 FIRST STREET
                        CAMBRIDGE, MASSACHUSETTS 02142

                               ----------------

                                PROXY STATEMENT

                               ----------------

                  for the 1998 Annual Meeting of Stockholders
                         to be held on March 11, 1998

  The enclosed Proxy is solicited by the Board of Directors of SATCON TECHNOLOGY CORPORATION (the "Corporation"), a Delaware corporation, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, March 11, 1998 at 9:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournment or adjournments thereof.

  All Proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the Proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any Proxy may be revoked by a Stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Corporation.

  The Corporation's Annual Report to Stockholders for the fiscal year ended September 30, 1997 ("Fiscal 1997") is being mailed to Stockholders with the mailing of this Notice and Proxy Statement on or about February 11, 1998.

  A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE CORPORATION, SATCON TECHNOLOGY CORPORATION, 161 FIRST STREET, CAMBRIDGE, MASSACHUSETTS 02142.

VOTING SECURITIES AND VOTES REQUIRED

  Stockholders of record at the close of business on February 10, 1998, will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof. On that date, 8,929,284 shares of the Corporation's Common Stock, $.01 par value per share (the "Common Stock"), were issued and outstanding.

  Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to Stockholders at the Annual Meeting. The representation in person or by Proxy of at least a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business.

  Directors are elected by a plurality of votes cast by Stockholders entitled to vote at the Annual Meeting. All other matters being submitted to Stockholders require the affirmative vote of the majority of shares present in person or represented by Proxy at the Annual Meeting. The Corporation has no other voting securities.

  Shares held in "street name" by brokers or nominees who indicate on their Proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be considered as present and entitled to vote with respect to a particular matter and will have no effect on the voting on such matter.

  Stockholders may vote in person or by Proxy. Execution of a Proxy will not in any way affect a Stockholder's right to attend the Annual Meeting and vote in person. Any Stockholder voting by Proxy has the right to revoke it at any time before it is exercised by giving written notice to the Secretary of the Corporation prior to the Annual Meeting, or by giving to the Secretary of the Corporation a duly executed Proxy bearing a later date than the Proxy being revoked at any time before such Proxy is voted, or by appearing at the Annual

Meeting and voting in person. The shares represented by all properly executed Proxies received in time for the Annual Meeting will be voted as specified therein. If a Stockholder does not specify in the Proxy how the shares are to be voted, they will be voted in favor of the election as directors of those persons named in this Proxy Statement and in favor of all other items set forth herein.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of October 31, 1997, certain information concerning the beneficial ownership of the Corporation's Common Stock by (i) each person known by the Corporation to own beneficially five percent (5%) or more of the outstanding shares of the Corporation's Common Stock; (ii) each of the Corporation's executive officers and directors; and (iii) all executive officers and directors as a group.

  The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire on or before December 30, 1997 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                  NUMBER OF      PERCENTAGE OF
NAME AND ADDRESS                             SHARES BENEFICIALLY  OUTSTANDING
OF BENEFICIAL OWNER                               OWNED(2)       COMMON STOCK
-------------------                          ------------------- -------------
Duquesne Enterprises........................        798,138           9.1%
 One Northshore Center
 Suite 100
 12 Federal Street
 Pittsburgh, PA 15212
David B. Eisenhaure(1)......................      2,884,504          32.8%
James L. Kirtley, Jr.(1)....................         18,700             *
John P. O'Sullivan(1).......................         96,428           1.1%
William E. Stanton(1).......................        113,778           1.3%
Michael C. Turmelle(1)......................        130,178           1.5%
Marshall J. Armstrong(1)....................         18,400             *
Anthony J. Villiotti(3).....................        798,138           9.1%
 c/o Duquesne Enterprises
 One Northshore Center
 Suite 100
 12 Federal Street
 Pittsburgh, PA 15212
All Executive Officers and Directors as a
 Group (seven persons)......................      3,261,988          36.2%

--------
* Less than 1%
(1) The address for all executive officers and directors, other than Mr. Villiotti, is c/o SatCon Technology Corporation, 161 First Street, Cambridge, Massachusetts 02142.
(2) Includes the following shares of Common Stock issuable upon the exercise of outstanding stock options which may be exercised on or before December 30, 1997: Mr. Eisenhaure: 19,000; Dr. Kirtley: 18,400; Mr. O'Sullivan:
    18,400; Mr. Stanton: 113,778; Mr. Turmelle: 49,750; Mr. Armstrong: 18,400;
    all Executive Officers and Directors as a Group: 237,728.
(3) Includes 798,138 shares of Common Stock held by Duquesne Enterprises ("Duquesne"), of which Mr. Villiotti is the Vice President, Treasurer and Controller. Mr. Villiotti disclaims beneficial ownership of these shares. Duquesne holds a warrant (the "Warrant"), currently exercisable, to purchase 500,000 shares of common stock of Beacon Power Corporation ("Beacon"), a 99.9% owned subsidiary of the Corporation. Mr. Villiotti disclaims beneficial ownership of the shares issuable upon exercise of the Warrant.

                             ELECTION OF DIRECTORS

  The Corporation has a classified Board of Directors consisting of two Class I Directors, two Class II Directors and two Class III Directors. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

  The persons named in the enclosed Proxy will vote to elect, as Class I Directors, David B. Eisenhaure and James L. Kirtley, Jr., the two director nominees named below, unless the Proxy is marked otherwise. Each Class I Director will be elected to hold office until the 2001 Annual Meeting of Stockholders and until his successor is elected and qualified. To comply with the Corporation's Certificate of Incorporation and Bylaws, both as amended to date, regarding the classification of Directors, Mr. Eisenhaure was reclassified from a Class III Director to a Class I Director. Upon the election of Mr. Eisenhaure and Dr. Kirtley at the Annual Meeting, the Board of Directors will consist of two Class I Directors, two Class II Directors and two Class III Directors.

  If a stockholder returns a Proxy without contrary instructions, the persons named as Proxies will vote to elect as directors the nominees named below, each of whom is currently a member of the Board of Directors of the Corporation. The nominees have indicated their willingness to serve, if elected; however, if either nominee should be unable to serve, the shares of Common Stock represented by Proxies may be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that either nominee will be unable to serve if elected.

  For each member of the Board of Directors, including those who are nominees for election as Class I Directors, there follows information given by each concerning his principal occupation and business experience for the past five years, the name of other publicly held companies of which he serves as a director and his age and length of service as a director of the Corporation.

  With the exception of Mr. Eisenhaure, who is married to Mr. O'Sullivan's first cousin, no director or executive officer is related by blood, marriage or adoption to any other director or executive officer.

  Pursuant to the Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of May 28, 1997, by and among the Corporation, Beacon and Duquesne, Mr. Villiotti was elected to the Corporation's Board of Directors on June 30, 1997. Pursuant to the terms of the Securities Purchase Agreement, as long as Duquesne owns five percent (5%) of the Corporation's Common Stock, the Corporation must recommend that the Corporation's Stockholders vote for Duquesne's representative and cause to be voted for such representative the shares of Common Stock for which the Corporation's management or Board of Directors holds proxies or are otherwise entitled to vote.

NOMINEES FOR TERMS EXPIRING IN 2001 (CLASS I DIRECTORS)

DAVID B. EISENHAURE, age 52, became a Director in 1985.

  Mr. Eisenhaure has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Corporation since 1985. Prior to founding the Corporation, Mr. Eisenhaure was associated with the Charles Stark Draper Laboratory, Incorporated ("Draper") from 1974 to 1985, and with its predecessor, the Massachusetts Institute of Technology's Instrumentation Laboratory, from 1967 to 1974. Mr. Eisenhaure holds S.B. and S.M. degrees in Mechanical Engineering, as well as a Mechanical Engineering Degree, from the Massachusetts Institute of Technology ("M.I.T."). In addition to his duties at the Corporation, Mr. Eisenhaure holds an academic position at M.I.T., serving as a Lecturer in the Department of Mechanical Engineering.

JAMES L. KIRTLEY, JR., PH.D., age 52, became a Director in 1992.

  Dr. Kirtley has been a consultant to the Corporation since 1985. Dr. Kirtley, currently a Professor of Electrical Engineering at M.I.T., became a member of the M.I.T. faculty in 1971. Dr. Kirtley received his S.B., S.M., E.E. and Ph.D. degrees in Electrical Engineering from M.I.T.

DIRECTORS WHOSE TERMS EXPIRE IN 1999 (CLASS II DIRECTORS)

JOHN P. O'SULLIVAN, age 55, became a Director in 1985.

  From October 1994 through December 23, 1997, Mr. O'Sullivan served as Chief Financial Officer of Brunswick Technologies, Inc. ("Brunswick"), a manufacturer of fiberglass reinforcements. On December 23, 1997, Mr. O'Sullivan resigned from his position with Brunswick. From 1979 through April 1994, Mr. O'Sullivan was employed by Bangor Hydro-Electric Company, an energy provider, of which he was also a Director and Vice President of Finance and Administration. Mr. O'Sullivan was Commissioner of Finance and Administration for the State of Maine from 1975 through 1979. He received a B.A. degree in Economics from the College of the Holy Cross and an M.B.A. degree from the Amos Tuck School of Business Administration at Dartmouth College.

MICHAEL C. TURMELLE, age 38, became a Director in 1993.

  Mr. Turmelle has served as the Corporation's Secretary since June 1993, and as a Vice President, Chief Financial Officer and Treasurer, since 1991. Mr. Turmelle joined the Corporation in 1987 as Controller. From 1982 to 1984 he was employed by the aerospace division of General Electric Corporation, and held several positions, including internal auditor. Mr. Turmelle holds a B.A. degree in Economics from Amherst College.

DIRECTORS WHOSE TERMS EXPIRE IN 2000 (CLASS III DIRECTORS)

MARSHALL J. ARMSTRONG, age 62, became a Director in 1994.

  From 1992 through 1997, Mr. Armstrong served as Chief Executive Officer and Chairman of the Board of Thermo Power Corporation ("TPC"). TPC provides research and development relating to engines, cogeneration and refrigeration equipment to the marine, food processing, transportation, power generating, petrochemical and pharmaceutical industries. Mr. Armstrong is a Senior Vice President of Thermo Electron Corporation ("Thermo") where he has been employed since 1968 in various capacities and presently manages Thermo's government affairs. Mr. Armstrong also serves as a Director of Thermo Sentron, Inc. Mr. Armstrong holds an M.S. degree from George Washington University and a B.S. degree in Mechanical Engineering from the University of Vermont.

ANTHONY J. VILLIOTTI, age 51, became a Director in 1997.

  Since October 1993, Mr. Villiotti has served as Vice President, Treasurer and Controller of Duquesne, where he is responsible for identifying and implementing investment opportunities and for all financial and administrative activities. From June 1990 through October 1993, Mr. Villiotti served as Treasurer and Controller of Duquesne. Mr. Villiotti holds a B.S. degree in accounting from Pennsylvania State University.

EXECUTIVE OFFICERS OF THE CORPORATION

WILLIAM E. STANTON, age 54.

  Mr. Stanton served as a Vice President, Chief Operating Officer and Director of the Corporation from May 1993 through December 23, 1997. On December 23, 1997, Mr. Stanton resigned from all of these positions with the Corporation. In July 1997, Mr. Stanton was elected to the offices of President and Chief Executive Officer of Beacon and continues to oversee the operations of that subsidiary to date. Mr. Stanton previously served as Vice President, Applied Systems & Technologies Programs Operations of Draper. Mr. Stanton was employed by Draper from 1967 to 1993, where he was responsible for the development and program management of four major business areas: Aircraft and Communications Systems, Ocean Systems and Technology, Integrated Information Systems, and Scientific Instrumentation and Control Applications. Mr. Stanton holds an M.B.A. from Harvard Business School, an S.M. in Aeronautics from M.I.T., and a B.S.E.E. from the University of Maine.

  For information relating to other Executive Officers of the Corporation, see disclosure regarding Messrs. Eisenhaure and Turmelle set forth under the heading "Election of Directors."

  For information relating to shares of Common Stock owned by each of the Directors and Executive Officers of the Corporation, see "Security Ownership of Certain Beneficial Owners and Management."

BOARD AND COMMITTEE MEETINGS

  The Board of Directors met six times during Fiscal 1997. During Fiscal 1997, each of the Corporation's directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors of the Corporation and the total number of meetings held by all committees of the Board of Directors of the Corporation on which he served.

  The Corporation does not have a standing nominating committee or a committee performing similar functions.

  Messrs. Armstrong and O'Sullivan and Dr. Kirtley serve as the members of the Audit Committee. The Audit Committee was established for the purposes of (i) recommending the selection of the Corporation's independent auditors; (ii) reviewing the effectiveness of the Corporation's accounting policies and practices, financial reporting and internal controls; (iii) reviewing any transactions that involve a potential conflict of interest; and (iv) reviewing the scope of independent audit coverages and the fees charged by the independent accountants. The Audit Committee met one time during Fiscal 1997.

  Messrs. Armstrong, O'Sullivan and Villiotti serve as the members of the Compensation Committee. The Compensation Committee was established to set and administer the policies that govern annual compensation for the Corporation's executives. Following review and approval by the Compensation Committee of the compensation policies, all issues pertaining to executive compensation are submitted to the Board of Directors for approval. The Compensation Committee negotiates and approves compensation arrangements for officers, employees, consultants and directors of the Corporation including but not limited to the grant of options to purchase the Corporation's Common Stock pursuant to the Corporation's stock option plans or other plans that may be established. The Compensation Committee met one time during Fiscal 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock to file with the SEC initial reports of ownership of the Corporation's Common Stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% Stockholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

  To the Corporation's knowledge, based solely on a review of the Corporation's records and written representations by the persons required to file such reports, the filing requirements of Section 16(a) were satisfied with respect to the Corporation's most recent fiscal year other than the failure to file a Form 4 by Mr. Stanton with respect to the exercise of stock options and the subsequent sale of the shares of Common Stock issued upon such exercise (Mr. Stanton reported these transactions on a Form 5, which filing was not made on a timely basis). In addition, the following filings were not made on a timely basis: (i) a filing of a Form 5 by Mr. Eisenhaure with respect to a stock option grant; (ii) a filing of a Form 5 by Mr. Stanton with respect to a stock option grant; and (iii) a filing of a Form 5 by Mr. Turmelle with respect to a stock option grant.

COMPENSATION OF DIRECTORS

  Since November 1992, each of the Corporation's directors has received a fee of $200 for each Board of Directors meeting attended, as well as a retainer of $300 per month.

CERTAIN TRANSACTIONS

  Pursuant to the terms of the Securities Purchase Agreement, Duquesne purchased from the Corporation 798,138 shares of the Corporation's Common Stock and received the Warrant to purchase 500,000 shares of Beacon's common stock at a purchase price of $6.00 per share. The Warrant expires on the earlier of May 28, 1999 and 30 days prior to the filing of a registration statement with respect to Beacon's common stock. The aggregate consideration received by the Corporation pursuant to this transaction with Duquesne was $5,000,000. Mr. Villiotti is the Vice President, Treasurer and Controller of Duquesne and is a member of the Board of Directors of the Corporation and Beacon.

  For executive officer compensation and option exercise information, see "Compensation of Executive Officers" and "Compensation Committee Report on Executive Compensation."

COMPENSATION OF EXECUTIVE OFFICERS

  Summary Compensation Table. The following table sets forth information concerning the annual and long-term compensation for services rendered to the Corporation for the fiscal years ended September 30, 1997, 1996 and 1995, of those persons who were at September 30, 1997 (i) the chief executive officer of the Corporation and (ii) each other executive officer of the Corporation whose annual compensation exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM
                                                                COMPENSATION
                                  ANNUAL COMPENSATION              AWARDS
                         -------------------------------------- ------------
                                                                 SECURITIES
                                                   OTHER ANNUAL  UNDERLYING   ALL OTHER
        NAME AND         FISCAL                    COMPENSATION   OPTIONS    COMPENSATION
   PRINCIPAL POSITION     YEAR  SALARY($) BONUS($)     ($)          (#)          ($)
   ------------------    ------ --------- -------- ------------ ------------ ------------
David B. Eisenhaure.....  1997  $205,000    --      $ 5,200(1)     13,500     $ 9,787(2)
 President, Chief Execu-
  tive Officer            1996  $205,000    --      $38,800(1)        --      $ 7,447(2)
 and Chairman of the
  Board                   1995  $193,756    --      $19,304(1)     10,000     $ 7,447(2)

William E. Stanton......  1997  $157,500    --      $ 5,000(1)     13,500     $ 7,995(2)
 Vice President and Di-
  rector                  1996  $157,500    --      $ 4,400(1)        --      $ 3,553(2)
                          1995  $153,125    --      $16,178(1)     10,000     $ 3,553(2)
Michael C. Turmelle.....  1997  $135,000    --      $10,392(1)     13,500     $ 7,995(2)
 Vice President, Chief
  Financial               1996  $135,000    --      $14,784(1)        --      $ 3,553(2)
 Officer, Treasurer,      1995  $131,250    --      $14,495(1)     10,000     $ 3,553(2)
 Secretary and Director

--------
(1) Amounts include (i) accrued vacation benefit payouts to the executive officer and (ii) Board of Director fees paid to the executive officer in his capacity as a Director of the Corporation.
(2) Amounts include the dollar value of term life insurance premiums paid by the Corporation on a $1,000,000 term life insurance policy of which members of the executive officers' families are the beneficiaries.

  Option Grants Table. The following table sets forth information concerning individual grants of options to purchase the Corporation's Common Stock made to the executive officers named in the Summary Compensation Table during Fiscal 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                      POTENTIAL
                                     INDIVIDUAL GRANTS              REALIZABLE VALUE
                         ------------------------------------------   AT ASSUMED
                         NUMBER OF  % OF TOTAL                      ANNUAL RATES OF
                         SECURITIES  OPTIONS                          STOCK PRICE
                         UNDERLYING GRANTED TO EXERCISE             APPRECIATION FOR
                          OPTIONS   EMPLOYEES   OR BASE              OPTION TERM(3)
                          GRANTED   IN FISCAL    PRICE   EXPIRATION ----------------
          NAME             (#)(1)    YEAR (2)  ($/SHARE)    DATE     5%($)   10%($)
          ----           ---------- ---------- --------- ---------- ------- --------
David B. Eisenhaure.....   13,500      9.38%     $9.00    07/10/07  $76,411 $193,640
William E. Stanton......   13,500      9.38%     $9.00    07/10/07  $76,411 $193,640
Michael C. Turmelle.....   13,500      9.38%     $9.00    07/10/07  $76,411 $193,640

--------
(1) Each of these options was granted on July 10, 1997 and vests over a three-year period.
(2) In Fiscal 1997, options to purchase a total of 144,000 shares of Common Stock were granted to employees of the Corporation, including executive officers.
(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Corporation's Common Stock.

  Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during Fiscal 1997 and held as of September 30, 1997 by the executive officers named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF     VALUE OF UNEXERCISED
                                                        UNEXERCISED        IN-THE-MONEY
                                                         OPTIONS AT          OPTIONS
                                                        YEAR-END (#)    AT YEAR-END($)(2)
                            SHARES                    ---------------- --------------------
                         ACQUIRED ON       VALUE        EXERCISABLE/       EXERCISABLE/
          NAME           EXERCISE (#) REALIZED ($)(1)  UNEXERCISABLE      UNEXERCISABLE
          ----           ------------ --------------- ---------------- --------------------
David B. Eisenhaure.....         0       $      0      19,000 / 13,500  $ 35,000 / $50,625
William E. Stanton......    15,000       $111,875     113,778 / 13,500  $627,363 / $50,625
Michael C. Turmelle.....         0       $      0      49,750 / 13,500  $258,706 / $50,625

--------
(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.
(2) Value is based on the closing sales price of the Corporation's Common Stock on September 30, 1997, the last trading day of Fiscal 1997 ($12.75), less the applicable option exercise price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

  The Corporation has entered into Key Employee Agreements (the "Employee Agreements") with each of Messrs. Eisenhaure, Stanton and Turmelle, which expire on June 30, 1998. The Employee Agreements provide for automatic renewal for three-year periods unless written notice of termination is given by either party not less than three months prior to the expiration date. On December 23, 1997, Mr. Stanton's employment agreement terminated upon his resignation from all of his positions with the Corporaton on that date. The Employee Agreements specify the annual salaries for Messrs. Eisenhaure and Turmelle.

  In addition, pursuant to the Employee Agreements, each of Messrs. Eisenhaure and Turmelle is entitled to receive benefits offered to the Corporation's employees generally as well as a severance payment equal to 100% of his annual salary, payable in twelve equal monthly installments if (i) the Corporation or a substantial portion of the Corporation is acquired without the approval of the Board of Directors of the Corporation; (ii) his employment is terminated without cause; or (iii) without his consent, his salary is reduced, there is a substantial change in his position, there is a change in his principal place of employment from the greater Boston, Massachusetts area, or the Employee Agreement is not renewed following the expiration of its term. The Employee Agreements also contain provisions prohibiting Messrs. Eisenhaure and Turmelle from competing with the Corporation for a one-year period following termination of employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Corporation's executive compensation program is administered by the Compensation Committee. This committee, composed of Messrs. Armstrong, O'Sullivan and Villiotti, is responsible for establishing the policies that govern base salary, as well as short and long-term incentives for the Corporation's senior management team.

  The Committee believes that the primary objectives of the Corporation's compensation policies are to attract and retain a management team that can effectively implement and execute the Corporation's strategic business plan. These compensation policies include (i) an overall management compensation program that is competitive with management compensation programs at companies of similar sizes and lines of business; (ii) short-term bonus incentives, which may be put in place, for management to meet the Corporation's net income performance goals; and (iii) long-term incentive compensation in the form of stock options which will encourage management to continue to focus on stockholder return.

  The Committee's goal is to use compensation policies to closely align the interests of management with the interests of Stockholders in building long-term value for the Corporation's stockholders. The Committee will review its compensation policies from time to time in order to determine the reasonableness of the Corporation's compensation programs and to take into account factors which are unique to the Corporation.

  As described above, Messrs. Eisenhaure and Turmelle have signed Employee Agreements with the Corporation defining the executive officer's duties, salary, severance arrangements and restrictions on competition with the Corporation.

  Base Salary. The Committee's goal is not only to assure a base level sufficient to attract and retain key executives, but also to balance that goal with long-term incentives which assure that a significant portion of annual compensation is dependent upon the financial performance of the Corporation. Base salaries for executive officers did not increase from Fiscal 1996 to Fiscal 1997. Base salaries for executive officers may increase in the future as the Corporation advances in size and profitability.

  Bonus. The Corporation has traditionally paid starting bonuses to its officers upon the commencement of their employment with the Corporation as an incentive to attract high caliber officers. The Corporation has not typically paid annual bonuses, other than starting bonuses, to its executive officers, though it may do so in the future.

  Stock Options. In examining stock option, equity incentive, phantom stock and other plans typically provided to senior management in publicly held corporations, the Compensation Committee determined that the Corporation should provide equity incentives to its senior management. Stock options have been issued in recognition of the performance of the senior management team to date in improving the Corporation's financial position, establishing important strategic relationships with manufacturers and distributors, and developing and bringing to market innovative new technologies. The Committee also believes that the granting of stock options is a valuable incentive tool for management to continue to focus on realizing strategic goals and in building value for all stockholders. Most of the option grants vest over a multi-year period.

  Compensation of Chief Executive Officer. In Fiscal 1997, the Corporation's Chief Executive Officer, David Eisenhaure, received salary compensation of $205,000, representing no increase over his salary in Fiscal 1996. This compensation for Mr. Eisenhaure was based upon careful analysis of other comparable public companies' Chief Executive Officer's compensation and the performance of the Corporation in Fiscal 1996.

  Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1994, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Corporation intends to structure stock option grants to its executive officers to comply with the statute to mitigate any disallowance of deductions and, in any event, does not expect Section 162(m) to apply to the compensation paid by the Corporation to its executive officers.

                                          COMPENSATION COMMITTEE

                                          MARSHALL J. ARMSTRONG
                                          JOHN P. O'SULLIVAN
                                          ANTHONY J. VILLIOTTI

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During Fiscal 1997, Messrs. Armstrong, O'Sullivan and Villiotti and Dr. Kirtley served as members of the Compensation Committee. Dr. Kirtley resigned from the Compensation Committee on June 26, 1997. On September 12, 1997, Mr. Villiotti was unanimously elected by the Board of Directors to serve as a member of the Compensation Committee.

  For information regarding Mr. Villiotti's relationship with Duquesne Enterprises, see "Certain Transactions."

COMPARATIVE STOCK PERFORMANCE GRAPH

  The comparative stock performance graph below compares the cumulative total stockholder return (assuming reinvestment of dividends, if any) from investing $100 on November 12, 1992 (the date of the Corporation's initial public offering), and plotted at the middle and end of each fiscal year and the most recent practicable time thereafter, in each of (i) the Corporation's Common Stock; (ii) the Nasdaq National Market Index of U.S. Companies ("Nasdaq Index"); and (iii) a peer group index of four companies that provide similar services to those of the Corporation (Aura Systems, Inc., Noise Cancellation Technologies, Inc., Unique Mobility, Inc. and Andrea Electronics Corp. (the "Peer Group Index")).


                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                      AMONG SATCON TECHNOLOGY CORPORATION,
                       NASDAQ INDEX AND PEER GROUP INDEX


                             [GRAPH APPEARS HERE]

                                SatCon                      Peer
Measurement period              Technology      NASDAQ      Group
(Fiscal Year Covered)           Corporation     Index       Index
---------------------           -----------     --------    --------
Measurement PT -
11/12/92                        $100.00         $100.00     $100.00

04/30/93                        $148.61         $119.17     $ 81.08
09/30/93                        $288.89         $129.83     $119.54
04/29/94                        $244.44         $131.88     $ 95.53
09/30/94                        $284.72         $136.53     $ 81.41
04/28/95                        $222.22         $143.49     $ 53.23
09/29/95                        $238.89         $169.63     $ 75.48
04/30/96                        $222.22         $187.96     $ 61.01
09/30/96                        $177.78         $192.37     $ 46.00
04/30/97                        $141.67         $196.88     $ 28.57
09/30/97                        $283.33         $263.11     $ 76.03


               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The persons named in the enclosed Proxy will vote to ratify the selection of Coopers & Lybrand L.L.P. as independent auditors for the fiscal year ending September 30, 1998 unless otherwise directed by the Stockholders. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting, and will have the opportunity to make a statement and answer questions from stockholders if he or she so desires. If the Stockholders do not ratify the selection of Coopers & Lybrand L.L.P. as the Corporation's independent auditors, the selection of such independent auditors will be reconsidered by the Audit Committee and the Board of Directors.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                            SOLICITATION OF PROXIES

  The cost of solicitation of Proxies will be borne by the Corporation. In addition to the solicitation of Proxies by mail, officers and employees of the Corporation may solicit Proxies in person or by telephone. The Corporation may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending Proxies and Proxy material to beneficial owners.

                              REVOCATION OF PROXY

  Subject to the terms and conditions set forth herein, all Proxies received by the Corporation will be effective, notwithstanding any transfer of the shares to which such Proxies relate, unless at or prior to the Annual Meeting the Corporation receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The Notice of Revocation must indicate the certificate number and numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

                             STOCKHOLDER PROPOSALS

  In order to be included in Proxy material for the 1999 Annual Meeting of Stockholders, stockholders' proposed resolutions must be received by the Corporation on or before August 30, 1998. The Corporation suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Corporation.

                                          By Order of the Board of Directors

                                          MICHAEL C. TURMELLE
                                          Secretary

Cambridge, Massachusetts
February 11, 1998

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                     STCCN-PR-98

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                        SATCON TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------

Mark box at right if an address change or comment has been                 [_]
noted on the reverse side of this card.

RECORD DATE SHARES:

1. To elect the following two (2) nominees as Class I
   Directors of the Corporation                       For All    With-   For All
                                                      Nominees   hold    Except

               David B. Eisenhaure                      [_]       [_]      [_]
               James L. Kirtley, Jr.

   INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "For All Except" box and strike a line through the name of the nominee for whom you do not wish to vote. Your shares will be voted for the remaining nominee.

                                                        For    Against   Abstain
2. To ratify the selection of Coopers & Lybrand L.L.P.
   as independent auditors of the Corporation for the   [_]       [_]      [_]
   fiscal year ending September 30, 1998.

                                                        For    Against   Abstain
3. To transact such other business as may properly
   come before the meeting or any adjournment or        [_]       [_]      [_]
   adjournments thereof.


                                                   -----------------------------
Please be sure to sign and date this Proxy.        Date
--------------------------------------------------------------------------------


---------Stockholder sign here---------------Co-owner sign here-----------------


                                                                     DETACH CARD

                         SATCON TECHNOLOGY CORPORATION

      Proxy for Annual Meeting of Stockholders to be held March 11, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED, revoking all prior proxies, hereby appoints David B. Eisenhaure and Michael C. Turmelle as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1998 Annual Meeting of Stockholders of SATCON TECHNOLOGY CORPORATION to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Wednesday, March 11, 1998, at 9:00 a.m., and at any adjournment or adjournments thereof. The undersigned hereby directs the said David B. Eisenhaure and Michael C. Turmelle to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of the Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR proposals 1, 2 and 3. Attendance of the undersigned at the Annual Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned will revoke this proxy in writing.


--------------------------------------------------------------------------------
           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the person named on the stock certificate has died, please submit evidence of your authority. If a corporation, please sign in full corporate name by the President or other authorized officer and indicate the signer's office. If a partnership, please sign in partnership name by an authorized person.
--------------------------------------------------------------------------------


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